Exhibit 99

Contacts:

Martin O'Grady	James Costin
Executive Vice President, Chief Financial Officer	Group Financial Controller and Director of Investor Relations
Tel: +44 20 3117 1333	Tel: +44 20 3117 1325
E: martin.ogrady@belmond.com	E: james.costin@belmond.com

FOR IMMEDIATE RELEASE
February 8, 2018

BELMOND ANNOUNCES ACQUISITION OF EMBLEMATIC TUSCAN RESORT CASTELLO DI CASOLE IN ITALY

Latest addition to Belmond’s collection of iconic Italian properties marks another important step towards strategic goal to double in size, as brand momentum continues to build

HAMILTON, BERMUDA - February 8, 2018. Belmond Ltd. (NYSE: BEL) ("Belmond" or the “Company”) today announced that it has acquired Castello di Casole, a luxury resort and estate in Tuscany, Italy.
The Company purchased from the current owner the entire equity capital of two entities that together own Castello di Casole, one of the largest private real estate properties in Tuscany. The purchase price, including transaction costs, is approximately €39 million ($48 million) with a possible further €2.85 million ($3.5 million) payable contingent upon certain real estate sales being realized.
The property is the latest addition to Belmond’s family of ‘Italian Icons’, which includes Belmond Hotel Cipriani in Venice and Belmond Hotel Splendido in Portofino. Located within easy access of both Florence and Siena, the resort and estate span 1,500 hectares and comprise the 39-key Castello di Casole hotel, together with high-quality vineyards and olive groves, extensive wooded Tuscan countryside, and 48 residential plots, of which 16 remain for sale, with three subject to non-binding reservation letters of intent to purchase.
The acquisition has been financed using cash on hand. Upon takeover of management, Belmond will rebrand the resort as Belmond Castello di Casole.
Roeland Vos, president and chief executive officer, commented, “I am delighted to announce the addition of the stunning and historic Castello di Casole to the Belmond portfolio. The Belmond brand continues to gain momentum and this acquisition marks the latest step in our journey towards realizing our strategic growth plan. The expansion of our global footprint is a central component of our strategy to double the Company’s EBITDA by 2020. Castello di Casole complements our existing Italian portfolio of iconic hotels in Italy, with many of our discerning guests already traveling from Belmond Villa San Michele in Florence to this authentic rural hideaway in Tuscany.”
Awarded Best Hotel in Europe 2017 by Travel & Leisure (US), the historic castle dates from the 10th Century and was once owned by acclaimed Italian cinematographer Luchino Visconti, synonymous with Italy’s ‘Golden Age of Cinema.’

Belmond Castello di Casole will epitomize Belmond’s command of ‘The Art of Good Living’, combining nature, culture and wellbeing to create memorable travel experiences and special occasion events. The hotel will offer spacious luxury accommodation that has been designed to honor the rich and rustic traditions of Tuscany, full of terracotta and golden colors with timeless antique furnishings and original stone floors. Many of the suites feature private gardens that blossom with white roses in summer and the heated outdoor infinity pool offers sweeping views across the quintessential Tuscan landscape. Guests can enjoy a range of activities that celebrate the rich natural flora and fauna within the estate, including truffle hunting, classic Tuscan cooking, hiking and cycling via the vineyards, olive groves and local hamlets. The Spa, located in the vaulted wine cellar, features a range of Etruscan, traditional and modern facilities and treatments.
Mr. Vos continued, “Our brand has long been known for its timeless products in inspiring locations. We believe this stunning castle steeped in Etruscan history presents a compelling opportunity to build on our past experience of acquiring distinctive properties and showcasing their iconic status through strategic investment, helping to drive greater revenue, EBITDA and brand exposure. When you enter any one of our hotels, or step on board a Belmond train or cruise, you know it belongs to our family because it has a soul. Without doubt, Castello di Casole has that individual essence. It has a rich and glamorous heritage making it a natural fit for the Belmond portfolio. We are delighted to bring Castello di Casole under the Belmond umbrella in 2018.”
Starting in 2018, the Company expects to invest €7.3 million ($9.0 million) in a phased refurbishment of the hotel over four years, including the addition of two new villas on two residential plots that will be retained, bringing the resort’s total key count to 41.  In addition, the Company expects to sell the remaining 14 land plots, including the three that are subject to reservation letters, over the coming years, effectively reducing the Company’s net investment in the estate.
Ends/...

Media requiring more information should contact Jocelyn Betts, corporate communications director, on jocelyn.betts@belmond.com or +44 (0)203 117 1362.

About Belmond Ltd.
Belmond Ltd. is a global portfolio of luxury travel experiences including hotels, trains, cruises and safaris in some of the world’s most inspiring and enriching destinations. Established over 40 years ago with the acquisition of Hotel Cipriani in Venice, the Company owns and operates 47 unique and distinctive hotel, rail and river cruise experiences, including one scheduled for future opening, in many of the world’s most celebrated destinations. From city landmarks to intimate resorts, the collection includes Belmond Grand Hotel Europe, St. Petersburg; Belmond Copacabana Palace, Rio de Janeiro; Belmond Maroma Resort & Spa, Riviera Maya; and Belmond El Encanto, Santa Barbara. Belmond also encompasses safaris, eight luxury tourist trains including the Venice Simplon-Orient-Express, three river cruises and ‘21’, one of New York’s most storied restaurants. Further information on the Company can be found at belmond.com or investor.belmond.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company's three-point growth strategy, future revenue, earnings, EBITDA, adjusted EBITDA, investment plans, and capitalization and renovation plans, all of which are not historical facts and therefore involve risks and uncertainties. These statements are based on management’s current expectations and beliefs regarding future developments, are not guarantees of performance and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause actual results, performance and achievements to differ from those express or implied in the forward-looking statements include, but are not limited to, those mentioned in the news release and oral presentations, our ability to execute and achieve our three-point growth strategy, future effects, if any, on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, failure to realize expected hotel bookings and reservations and planned real estate sales as actual revenue, inability to sustain price increases or to reduce costs, rising fuel costs adversely impacting customer travel and the Company’s operating costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing any future asset acquisitions, leases, sales and third-party management contracts, debt refinancings, capital expenditures and acquisitions, inability to reduce funded debt as planned or to obtain bank agreement to any future requested loan agreement waivers or amendments, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion projects, delays in reopening properties closed for repair or refurbishment and possible cost overruns, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, possible challenges to the Company’s ownership of its brands, the Company’s reliance on technology systems and its development of new technology systems, changing global or regional economic conditions and weakness in financial markets which may adversely affect demand, legislative, regulatory and political developments (including the evolving political situation in Ukraine and Brazil, in the United Kingdom in respect of its withdrawal from the European Union and in the United States in respect of its evolving immigration, tax and trade policies, and the resulting impact of these situations on local and global economies, exchange rates and on current and future demand), the threat or current transmission of epidemics, infectious diseases, and viruses, such as the Zika virus which may affect demand in Latin America, including the Caribbean, and elsewhere, and possible challenges to the Company’s corporate governance structure. Further information regarding these and other factors that could cause management’s current expectations and beliefs not to be realized is included in the filings by the Company with the U.S. Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statement, whether due to new information, future events or otherwise.